                                                                   Exhibit 23.03





                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in Registration Statement No. 333-24483 of Cardinal Health, Inc. on Form S-3, Registration Statement No. 333-74761 of Cardinal Health, Inc. on form S-4 and in Registration Statements No. 33-20895, No. 33-38021, No. 33-38022, No. 33-42357, No. 33-52535, No.
33-52537, No. 33-52539, No. 33-63283-01, No. 33-64337, No. 333-01927-01, No.
333-11803-01, No. 333-21631-01, No. 333-21631-02, No. 333-30889-01, No.
333-56655-01, No. 333-72727, No. 333-71727, No. 333-91849, No. 333-90417, No.
333-90423, No. 333-90415, No. 333-92841 and No. 333-68819-01 of Cardinal Health,
Inc. on Form S-8 of our report dated July 29, 1999, relating to the Allegiance Corporation consolidated financial statements, which appears in the Cardinal Health, Inc. Current Report on Form 8-K. We also consent to the incorporation by reference of our report dated July 29, 1999 relating to the financial statement schedules, which appears in this Form 8-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Chicago, Illinois
May 26, 2000